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                                                                     EXHIBIT 1.1

                            GENERAL CABLE CORPORATION
                            (a Delaware corporation)
                           9.5% Senior Notes due 2010

                               PURCHASE AGREEMENT

Dated: November 18, 2003

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                                TABLE OF CONTENTS

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SECTION 1.        REPRESENTATIONS AND WARRANTIES BY THE ISSUERS...............................................         2

     (a)      Representations and Warranties..................................................................         2

              (i)          Offering Memorandum................................................................         2
              (ii)         Independent Accountants............................................................         3
              (iii)        Financial Statements...............................................................         3
              (iv)         No Material Adverse Change in Business.............................................         3
              (v)          Good Standing of the Company.......................................................         3
              (vi)         Good Standing of Subsidiaries......................................................         3
              (vii)        Capitalization.....................................................................         4
              (viii)       Authorization of Agreement.........................................................         4
              (ix)         Authorization of the Indenture.....................................................         4
              (x)          Authorization of the Registration Rights Agreement.................................         4
              (xi)         Authorization of the Notes.........................................................         5
              (xii)        Authorization of the Guarantees....................................................         5
              (xiii)       Authorization of the Exchange Securities and the Private Exchange Securities.......         5
              (xiv)        Description of the Securities and the Indenture....................................         5
              (xv)         Absence of Defaults and Conflicts..................................................         6
              (xvi)        Absence of Labor Dispute...........................................................         6
              (xvii)       Absence of Proceedings.............................................................         7
              (xviii)      Possession of Intellectual Property................................................         7
              (xix)        Absence of Manipulation............................................................         7
              (xx)         Absence of Further Requirements....................................................         7
              (xxi)        Possession of Licenses and Permits.................................................         7
              (xxii)       Title to Property..................................................................         8
              (xxiii)      Investment Company Act.............................................................         8
              (xxiv)       Environmental Laws.................................................................         8
              (xxv)        Internal Accounting Controls.......................................................         9
              (xxvi)       Disclosure Controls and Procedures.................................................         9
              (xxvii)      Loans to Directors and Executive Officers..........................................        10
              (xxviii)     Statistical and Market-Related Data................................................        10
              (xxix)       Sarbanes-Oxley Act of 2002.........................................................        10
              (xxx)        Insurance..........................................................................        10
              (xxxi)       No Agents and Brokers..............................................................        10
              (xxxii)      Employee Matters...................................................................        10
              (xxxiii)     Taxes..............................................................................        10
              (xxxiv)      Rule 144A Eligibility..............................................................        11
              (xxxv)       No General Solicitation............................................................        11
              (xxxvi)      No Registration Required...........................................................        11
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              (xxxvii)     Reporting Company..................................................................        11
              (xxxviii)    No Directed Selling Efforts........................................................        11
              (xxxix)      Offering Memorandum................................................................        11
              (xl)         No Other Distributions.............................................................        11
              (xli)        Similar Offerings..................................................................        12
              (xlii)       No Registration Rights.............................................................        12
     (b)      Officer's Certificates..........................................................................        12

SECTION 2.        SALE AND DELIVERY TO INITIAL PURCHASERS; CLOSING............................................        12

     (a)      Securities......................................................................................        12

     (b)      Payment.........................................................................................        12

     (c)      Denominations; Registration.....................................................................        13

SECTION 3.        COVENANTS OF THE ISSUERS....................................................................        13

     (a)      Delivery of Offering Memoranda..................................................................        13

     (b)      Amendment to Offering Memorandum and Supplements................................................        13

     (c)      Notice and Effect of Material Events............................................................        13

     (d)      Qualification of Securities for Offer and Sale..................................................        14

     (e)      Rating of Securities............................................................................        14

     (f)      Restriction on Sale of Securities...............................................................        14

     (g)      DTC.............................................................................................        14

     (h)      Use of Proceeds.................................................................................        14

     (i)      PORTAL Designation..............................................................................        14

     (j)      Reporting Requirements..........................................................................        14

SECTION 4.        PAYMENT OF EXPENSES.........................................................................        14

     (a)      Expenses........................................................................................        14

     (b)      Termination of Agreement........................................................................        15

SECTION 5.        CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS...............................................        15

     (a)      Opinion of Counsel for Issuers..................................................................        15
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     (b)      Opinion of Local Counsel for Issuers............................................................        16

     (c)      Opinion of General Counsel for Company..........................................................        16

     (d)      Opinion of Counsel for Initial Purchasers.......................................................        16

     (e)      Officers' Certificate...........................................................................        16

     (f)      Accountant's Comfort Letter.....................................................................        17

     (g)      Bring-down Comfort Letter.......................................................................        17

     (h)      Maintenance of Rating...........................................................................        17

     (i)      PORTAL..........................................................................................        17

     (j)      Indenture.......................................................................................        17

     (k)      Registration Rights Agreement...................................................................        17

     (l)      Additional Documents............................................................................        17

     (m)      Termination of Agreement........................................................................        17

     (n)      Concurrent Transactions.........................................................................        18

SECTION 6.        SUBSEQUENT OFFERS AND RESALES OF THE SECURITIES.............................................        18

     (a)      Offer and Sale Procedures.......................................................................        18

              (i)          Offers and Sales only to Qualified Institutional Buyers............................        18
              (ii)         No General Solicitation............................................................        18
              (iii)        Purchases by Non-Bank Fiduciaries..................................................        18
              (iv)         Subsequent Purchaser Notification..................................................        18
              (v)          Minimum Principal Amount...........................................................        19
              (vi)         Restrictions on Transfer...........................................................        19
              (vii)        Delivery of Offering Memorandum....................................................        19
     (b)      Covenants of the Issuers........................................................................        19

              (i)          Integration........................................................................        19
              (ii)         Rule 144A Information..............................................................        19
              (iii)        Restriction on Repurchases.........................................................        19
     (c)      Qualified Institutional Buyer...................................................................        20

     (d)      Resale Pursuant to Rule 903 of Regulation S or Rule 144A........................................        20

     (e)      Resale Pursuant to Rule 903 of Regulation S or Rule 144A........................................        20
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     (f)      Additional Representations and Warranties of Initial Purchasers.................................        21

SECTION 7.    INDEMNIFICATION.................................................................................        21

     (a)      Indemnification of Initial Purchasers...........................................................        21

     (b)      Indemnification of Issuers, Directors and Officers..............................................        22

     (c)      Actions Against Parties; Notification...........................................................        22

     (d)      Settlement Without Consent if Failure to Reimburse..............................................        22

SECTION 8.    CONTRIBUTION....................................................................................        23

SECTION 9.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY..................................        24

SECTION 10.   TERMINATION OF AGREEMENT........................................................................        24

     (a)      Termination; General............................................................................        24

     (b)      Liabilities.....................................................................................        25

SECTION 11.   DEFAULT BY ONE OR MORE OF THE INITIAL PURCHASERS................................................        25

SECTION 12.   INFORMATION FURNISHED BY THE INITIAL PURCHASERS.................................................        25

SECTION 13.   TAX DISCLOSURE..................................................................................        25

SECTION 14.   NOTICES.........................................................................................        26

SECTION 15.   PARTIES.........................................................................................        26

SECTION 16.   GOVERNING LAW...................................................................................        26

SECTION 17.   SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL................................................        26

SECTION 18.   TIME............................................................................................        26

SECTION 19.   COUNTERPARTS....................................................................................        26

SECTION 20.   EFFECT OF HEADINGS..............................................................................        27
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SCHEDULES

     Schedule A - List of Initial Purchasers...............................    Sch A-1

     Schedule B - Pricing Information......................................    Sch B-1

     Schedule C - List of Subsidiaries.....................................    Sch C-1

     Schedule D - List of Guarantors.......................................    Sch D-1

     Schedule E - Non-Wholly Owned Subsidiaries............................    Sch E-1

     Schedule F - Issuer's Local Counsel ..................................    Sch F-1

EXHIBITS

     Exhibit A - Form of Opinion of Issuers' Counsel.......................    A-1

     Exhibit B - Form of Opinion of Issuers' Local Counsel.................    B-1

     Exhibit C - Form of Opinion of General Counsel of the Company.........    C-1
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                            GENERAL CABLE CORPORATION
                            (a Delaware corporation)

                                  $285,000,000
                           9.5% Senior Notes due 2010

                               PURCHASE AGREEMENT

                                                               November 18, 2003

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
World Financial Center - North Tower
250 Vesey Street
New York, New York  10080

UBS SECURITIES LLC
299 Park Avenue
New York, New York  10171

    as Representatives of the several Initial Purchasers

Ladies and Gentlemen:

                  General Cable Corporation, a Delaware corporation (the "Company") and each of the guarantors listed in Schedule D attached hereto (the "Guarantors" and, together with the Company, the "Issuers"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), UBS Securities LLC ("UBS") and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "Initial Purchasers", which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch and UBS are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $285,000,000 aggregate principal amount of the Company's 9.5% Senior Notes due 2010 (the "Notes"), which are to be unconditionally guaranteed on a senior basis (the "Guarantees" and, together with the Notes, the "Securities"). The Securities are to be issued pursuant to an indenture dated as of November 24, 2003 (the "Indenture") between the Company, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Company, the Trustee and DTC.

                  The holders of Securities, including the Initial Purchasers, will be entitled to the benefits of a Registration Rights Agreement (the "Registration Rights Agreement"), to be dated as of the Closing Time among the Company, the Guarantors and the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Issuers will agree to file with the U.S. Securities and

Exchange Commission (the "Commission") under the circumstances set forth therein either (i) a registration statement under the U.S. Securities Act of 1933, as amended (the "1933 Act"), registering the Exchange Securities (as defined in the Registration Rights Agreement) to be offered in exchange for the relevant Securities or (ii) a shelf registration statement pursuant to Rule 415 under the 1933 Act.

                  The Issuers understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the 1933 Act by the Commission).

                  The Issuers have prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated November 4, 2003 (the "Preliminary Offering Memorandum") and have prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated November 18, 2003 (the "Final Offering Memorandum"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Issuers to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

                  SECTION 1. Representations and Warranties by the Issuers.

                  (a) Representations and Warranties. The Issuers, jointly and severally, represent and warrant to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Initial Purchaser, as follows:

                  (i) Offering Memorandum. The Offering Memorandum does not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives expressly for use in the Offering Memorandum.

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                  (ii)     Independent Accountants. The accountants who
         certified the financial statements and supporting schedules included in the Offering Memorandum are independent public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

                  (iii) Financial Statements. The financial statements included in the Offering Memorandum, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders' equity and changes in cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum.

                  (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, and (D) there has been no obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole.

                  (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect.

                  (vi) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, except as disclosed on Schedule E, and is owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Schedule C hereto.

                  (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company as of September 30, 2003, was as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (ix) Authorization of the Indenture. The Indenture has been duly authorized by each of the Issuers and, when executed and delivered by each of the Issuers and the Trustee, will constitute a valid and binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (x) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by each of the Issuers and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except (A) as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general princi-ples of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (B) the enforceability of rights to indemnification and contribution thereunder may be limited by federal or state securities laws.

                  (xi) Authorization of the Notes. The Notes have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                  (xii) Authorization of the Guarantees. The Guarantees have been duly authorized and, at the Closing Time, will have been duly executed by each Guarantor and, when the Notes are authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                  (xiii) Authorization of the Exchange Securities and the Private Exchange Securities. The Exchange Securities and the Private Exchange Securities (as defined in the Registration Rights Agreement) have been duly authorized and, at the Closing Time, will have been duly executed by the Issuers and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered in exchange for the Securities in accordance with the terms of the Registration Rights Agreement, will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                  (xiv) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto

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

         contained in the Offering Memorandum and will be in substantially the respective forms last delivered to the Initial Purchasers prior to the date of this Agreement.

                  (xv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (x) in violation of its charter or by-laws or (y) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, material supply or distribution agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or affected, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments") which default, in the case of clause (y), would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein, therein and in the Offering Memorandum (including the entering into and borrowing under new senior secured credit facilities, the private offering and sale of Securities and convertible preferred stock, the issuance and sale of the Company's common stock, the use of the proceeds from the foregoing, including the payment of all outstanding obligations under and the termination of commitments under the Company's existing credit facilities and its U.S. accounts receivable asset-backed securitization facility, as described in the Offering Memorandum under the caption "Use of Proceeds" and the exchange offer and/or filing of a shelf registration statement related to the Securities) (the "Transactions") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not conflict with and will not result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a breach of or default under) or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any provision of any contract, license, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, material supply or distribution agreement or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their properties may be bound or affected (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in a violation of the charter or by-laws of the Company or any of its subsidiaries or any applicable federal, state, local or foreign law, statute, rule, regulation, judgment, order, writ or decree applicable to the Company or any of its subsidiaries. As used herein, a "Repayment Event" (other than such Repayment Events which will be satisfied at the Closing Time) means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

                  (xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company has no knowledge of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in either case, would not, singly or in the aggregate, result in a Material Adverse Effect.

                  (xvii) Absence of Proceedings. There is no action, suit or proceeding (collectively, "Legal Proceedings") pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or any of their properties, at law or in equity, or before or by any governmental authority, other than Legal Proceedings disclosed in the Offering Memorandum and Legal Proceedings that would not, singly or in the aggregate, result in a Material Adverse Effect.

                  (xviii) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice, or has knowledge, of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, other than infringements or conflicts (if the subject of any unfavorable decision, ruling or finding) or facts or circumstances of invalidity or inadequacy that would not, singly or in the aggregate, result in a Material Adverse Effect.

                  (xix) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to stabilize or manipulate the price of any security or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the Transactions (other than the registration of the Exchange Notes pursuant to the Registration Rights Agreement), except such as have been already obtained or as may be required under any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Initial Purchasers.

                  (xxi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material

         Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses other than revocations or modifications that would not, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, result in a Material Adverse Effect.

                  (xxii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, except where failure to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xxiii) Investment Company Act. Neither the Company nor any of its subsidiaries is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum neither the Company nor any of its subsidiaries will be required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxiv) Environmental Laws. Except as described in the Offering Memorandum and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or natural resources such as wetlands, flora and fauna, including, without limitation, laws and regulations relating to the release or threatened release of Hazardous Materials or to the manufacture, processing, distribu-tion, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to prevent or interfere with compliance by the Company and its subsidiaries with any Environmental Law or to result in any liability (including, without limitation, fines or penalties or costs of remediation) to the Company or any of its subsidiaries under any Environmental Law. The term "Hazardous Materials" means any chemical, waste, pollutant, contaminant, substance, constituent, or material, including without limitation, petroleum or petroleum products, asbestos-containing material or mold, which is subject to regulation or can give rise to liability under any Environmental Law.

                  (xxv) Internal Accounting Controls. The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (B) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxvi) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established, subject to the limitation of any such control system; the Company's auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

                  (xxvii) Loans to Directors and Executive Officers. The Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company, which loan was outstanding on July 30, 2002.

                  (xxviii) Statistical and Market-Related Data. Any statistical and market-related data included or incorporated by reference in the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

                  (xxix) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Company and the Subsidiaries or any of the officers and directors of the Company or any of the Subsidiaries, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations in connection therewith applicable to the Company or the Subsidiaries, including without limitation Section 402 thereof related to loans and Sections 302 and 906 thereof related to certifications.

                  (xxx) Insurance. The Company and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which the Company believes to be adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase.

                  (xxxi) No Agents and Brokers. Other than Representatives, no person has the right to act as an underwriter or as a financial advisor to the Company or its subsidiaries in connection with the offer and sale of the Securities whether as a result of the sale of the Securities as contemplated hereby or otherwise.

                  (xxxii) Employee Matters. Other than as described in the Offering Memorandum or as would not, singly or in the aggregate, result in a Material Adverse Effect, neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law, regulation, decree, order, directive, requirement or judgment applicable to the Company or any of its subsidiaries relating to the protection of human health and safety, any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws nor any provision of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, and neither the Company nor any of its subsidiaries has received any notice which is pending alleging any violation thereof or liability thereunder.

                  (xxxiii) Taxes. The Company and its subsidiaries have filed all federal or state income or franchise tax returns required to be filed and have paid all taxes shown thereon as due and required to be paid except for tax assessments, if any, as to which adequate reserves have been provided in accordance with generally accepted accounting principles. There is no material tax deficiency which has been asserted against the Company or any of its subsidiaries. All material tax liabilities are adequately provided for on the books of the Company and its subsidiaries.

                  (xxxiv) Rule 144A Eligibility. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

                  (xxxv) No General Solicitation. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

                  (xxxvi) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

                  (xxxvii) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

                  (xxxviii) No Directed Selling Efforts. With respect to those Securities sold in reliance on Regulation S, (A) none of the Company, the Guarantors, any of their Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Issuers, their Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

                  (xxxix) Offering Memorandum. The statements in the Offering Memorandum under the headings "Description of New Credit Facility and New Preferred Stock," "Description of the Notes," "Exchange Offer; Registration Rights," and "Certain U.S. Federal Income Tax Consequences," insofar as such statements purport to describe or summarize certain provisions of the agreements, statutes and regulations referred to therein, are accurate descriptions or summaries.

                  (xl) No Other Distributions. The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securi-ties, will not distribute any offering material in connection with the offering and sale of the Securities other than the Offering Memorandum.

                  (xli) Similar Offerings. Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

                  (xlii) No Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Offering Memorandum or otherwise registered by the Company under the 1933 Act.

                  (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company or any such subsidiary to each Initial Purchaser as to the matters covered thereby.

                  SECTION 2. Sale and Delivery to Initial Purchasers; Closing.

                  (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuers, jointly and severally, agree to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Issuers, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

                  (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time").

                  Payment of the purchase price for the Securities shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, give receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. The Representatives, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

                  (c) Denominations; Registration. Certificates for the Securities shall be in such denominations ($100,000 or integral multiples of $1,000 in excess thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The certificates representing the Securities shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. (Eastern Time) on the business day prior to the Closing Time.

                  SECTION 3. Covenants of the Issuers. The Company, and where specifically indicated, each of the other Issuers, jointly and severally, covenants with each Initial Purchaser as follows:

                  (a) Delivery of Offering Memoranda. The Company will furnish to each Initial Purchaser, without charge, such number of copies of the Offering Memorandum (as amended or supplemented) as such Initial Purchaser may reasonably request.

                  (b) Amendment to Offering Memorandum and Supplements. The Company will give the Initial Purchasers notice of its intention to amend or supplement the Offering Memorandum, will furnish the Initial Purchasers with copies of any such documents a reasonable amount of time prior to such proposed use and will not effect any such document to which the Initial Purchasers or counsel for the Initial Purchasers shall object.

                  (c) Notice and Effect of Material Events. The Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by any Issuer of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Issuers will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

                  (d) Qualification of Securities for Offer and Sale. The Issuers will use their best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that no Issuer shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                  (e) Rating of Securities. The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service Inc. ("Moody's") to provide their respective credit ratings of the Securities.

                  (f) Restriction on Sale of Securities. During a period of 90 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities of the Company or securities of the Company that are convertible into, or exchangeable for, the Securities or such other debt securities.

                  (g) DTC. The Issuers will cooperate with the Representatives and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

                  (h) Use of Proceeds. The Issuers will use the net proceeds received by them from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds".

                  (i) PORTAL Designation. The Issuers will use their best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in The PORTAL Market.

                  (j) Reporting Requirements. The Company, during the period when the Offering Memorandum is required to be delivered pursuant to Section 6(a)(vii) hereof, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                  SECTION 4. Payment of Expenses.

                  (a) Expenses. The Issuers will, jointly and severally, pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and printing of the Offering Memorandum (including financial statements and exhibits) and of each amendment thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, any Agreement among Initial Purchasers, the Indenture, the Registration Rights Agreement and such other documents as may be required in connection with the offering, pur-chase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Issuers' counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of
Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities, (viii) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322, (ix) the printing and delivery to the Initial Purchasers of copies of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto, (x) the preparation, printing and delivery to the Initial Purchasers of copies of the Blue Sky Survey and any supplement thereto and (xi) the costs and expenses of the Issuers relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the costs of aircraft and other transportation chartered in connection with the road show.

                  (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 10(a) hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

                  SECTION 5. Conditions of Initial Purchasers' Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Issuers contained in
Section 1 hereof or in certificates of any officer of the Issuers or any of their subsidiaries delivered pursuant to the provisions hereof, to the performance by the Issuers of their covenants and other obligations hereunder, and to the following further conditions:

                  (a) Opinion of Counsel for Issuers. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Blank Rome LLP, counsel for the Issuers, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit A. Such opinion may be subject to customary exceptions, limitations and qualifications reasonably acceptable to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (b) Opinion of Local Counsel for Issuers. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of each of the local counsel listed on Schedule F hereto, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit B. Such opinion may be subject to customary exceptions, limitations and qualifications reasonably acceptable to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (c) Opinion of General Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Robert J. Siverd, General Counsel of the Company, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit C. Such opinion may be subject to customary exceptions, limitations and qualifications reasonably acceptable to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, he has relied, to the extent he deems proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (d) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such opinion may be subject to customary exceptions, limitations and qualifications reasonably acceptable to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (e) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendments, supplements or modifications thereto after the date hereof), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time.

                  (f) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants' "comfort letters" to initial purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                  (g) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

                  (h) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in the rating of any of the Company's debt or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (i) PORTAL. At the Closing Time, the Securities shall have been designated for trading on PORTAL.

                  (j) Indenture. At the Closing Time, the Representatives shall have received the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, executed by each of the Issuers and the Trustee, and such agreement shall be in full force and effect.

                  (k) Registration Rights Agreement. At the Closing Time, the Representatives shall have received the Registration Rights Agreement, in form and substance reasonably satisfactory to the Initial Purchasers, executed by each of the Issuers, and such agreement shall be in full force and effect.

                  (l) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuers in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.

                  (m) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

                  (n) Concurrent Transactions. On or prior to the Closing Time, the Company shall have concurrently (i) consummated a public offering of its common stock for aggregate gross proceeds of not less than $41.41 million, (ii) consummated a private placement of its 5.75% series A redeemable convertible preferred stock for gross proceeds of not less than $90.0 million, (iii) entered into and made initial borrowings under the new $240.0 million senior secured credit facilities, (iv) repaid all outstanding obligations made and terminated commitments under the Company's existing senior secured credit facilities and
(v) repaid all outstanding obligations made and terminated commitments under the Company's U.S. accounts receivable asset-backed securitization facility.

                  SECTION 6. Subsequent Offers and Resales of the Securities.

                  (a) Offer and Sale Procedures. Each of the Initial Purchasers and the Issuers hereby establish and agree to, severally and not jointly, observe the following procedures in connection with the offer and sale of the
Securities:

                  (i) Offers and Sales only to Qualified Institutional Buyers. Offers and sales of the Securities shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers, as defined in Rule 144A under the 1933 Act ("Qualified Institutional Buyers") or (B) non-U.S. persons outside the United States, as defined in Regulation S under the 1933 Act, to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the 1933 Act. Each Initial Purchaser, severally and not jointly, agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions.

                  (ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933
         Act) will be used in the United States in connection with the offering or sale of the Securities.

                  (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer or a non-U.S. person outside the United States.

                  (iv) Subsequent Purchaser Notification. Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or Affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Regulation S, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

                  (v) Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser will be for less than $100,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least $100,000 principal amount of the Securities.

                  (vi) Restrictions on Transfer. The transfer restrictions and the other provisions set forth in the Offering Memorandum under the heading "Notice to Investors", including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers.

                  (vii) Delivery of Offering Memorandum. Each Initial Purchaser will deliver to each purchaser of the Securities from such Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

                  (b) Covenants of the Issuers. The Company, and where specifically indicated, each of the other Issuers, jointly and severally, covenants with each Initial Purchaser as follows:

                  (i) Integration. The Company, relying on the Black Box and related "no action" letters, agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Issuers to the Initial Purchasers,
         (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

                  (ii) Rule 144A Information. The Issuers agree that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Issuers furnish information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

                  (iii) Restriction on Repurchases. Until the expiration of two years after the original issuance of the Securities, the Issuers will not, and will cause their affiliates not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions).

                  (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor").

                  (d) Resale Pursuant to Rule 903 of Regulation S or Rule 144A. Each Initial Purchaser understands that the Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act. Each Initial Purchaser, severally and not jointly, represents and agrees that it has not offered or sold, and will not offer or sell, any Securities constituting part of its allotment within the United States except in accordance with Rule 903 of Regulation S under the Securities Act, Rule 144A under the Securities Act or another applicable exemption from the registration requirements of the 1933 Act. Accordingly, neither it nor its affiliates or any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Securities. Terms used in this paragraph have the meanings given to them by Regulation S.

                  (e) Resale Pursuant to Rule 903 of Regulation S or Rule 144A. Each Initial Purchaser understands that the Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act. Each Initial Purchaser, severally and not jointly, represents and agrees, that, except as permitted by Section 6(a) above, it has offered and sold Securities and will offer and sell Securities (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commences and the Closing Time, only in accordance with Rule 903 of Regulation S, Rule 144A under the 1933 Act or another applicable exemption from the registration requirements of the 1933 Act. Accordingly, neither the Initial Purchasers, their affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Securities sold hereunder pursuant to Regulation S, and the Initial Purchasers, their affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S. Each Initial Purchaser, severally and not jointly, agrees that, at or prior to confirmation of a sale of Securities pursuant to Regulation S it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S."

                  Terms used in the above paragraph have the meanings given to them by Regulation S.

                  (f) Additional Representations and Warranties of Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and agrees that it has not entered and will not enter into any contractual arrangements with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

                  SECTION 7. Indemnification.

                  (a) Indemnification of Initial Purchasers. The Issuers agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, and "Affiliate"), its selling agents and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred
              (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under
              (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representatives expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

                  (b) Indemnification of Issuers, Directors and Officers. Each Initial Purchaser, severally agrees to indemnify and hold harmless the Issuers, its directors and each person, if any, who controls an Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to such Initial Purchaser furnished to the Company by such Initial Purchaser through the Representatives expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

                  (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if

(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement.

                  SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Issuers on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers and the total discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

                  The relative fault of the Issuers on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such

Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Initial Purchaser's Affiliates and selling agents shall have the same rights to contribution as such Initial Purchaser, and each director of the Company and each person, if any, who controls an Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Issuer. The Initial Purchasers' respective obligations to contribute pursuant to this
Section 8 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

                  SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Issuers or any of their subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Initial Purchaser or its Affiliates or selling agents, any person controlling any Initial Purchaser, its officers or directors or any person controlling the Issuers and (ii) delivery of and payment for the Securities.

                  SECTION 10. Termination of Agreement.

                  (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendments, supplements or modifications thereto after the date hereof), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD, or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

                  (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

                  SECTION 11. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

                  (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

                  No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Issuers shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this
Section 11.

                  SECTION 12. Information Furnished by the Initial Purchasers. The statements set forth in the fourth, seventh and eighth paragraphs under the caption "Plan of Distribution" in the final Offering Memorandum constitute the only information furnished by or on behalf of the Initial Purchasers.

                  SECTION 13. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the Transactions and the other transactions contemplated by this Agreement, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the Transactions and the other transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

                  SECTION 14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representatives at Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center - North Tower, 250 Vesey Street, New York, New York 10080, attention of High Yield Debt Capital Markets and UBS Securities LLC, 677 Washington Boulevard, Stamford, CT 06901, attention of High Yield Syndicate Department; and notices to the Company shall be directed to it at 4 Tesseneer Drive, Highland Heights, Kentucky 41076 attention of Chief Executive Officer.

                  SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers and the Issuers and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Issuers and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Issuers and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchasers shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 17. Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Issuers hereby consent to the jurisdiction of such courts and personal service with respect thereto. Each of the Issuers and the Initial Purchasers hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Issuers and the Initial Purchasers agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Issuers and the Initial Purchasers and may be enforced in any other courts in the jurisdiction of which the Issuers are or may be subject, by suit upon such judgment.

                  SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                  SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                  SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Issuers and the Initial Purchasers in accordance with its terms.

                                       Very truly yours,

                                       GENERAL CABLE CORPORATION

                                       By: /s/ Robert J. Siverd
                                           -----------------------------------
                                           Name: Robert J. Siverd
                                           Title: Executive Vice President

                                       GUARANTORS:

                                       GENCA CORPORATION
                                       GENERAL CABLE CANADA, LTD.
                                       GENERAL CABLE COMPANY
                                       GENERAL CABLE HOLDINGS, INC.
                                       GENERAL CABLE INDUSTRIES, INC.
                                       GENERAL CABLE INDUSTRIES, LLC
                                       GENERAL CABLE MANAGEMENT LLC
                                       GENERAL CABLE OVERSEAS HOLDINGS, INC.
                                       GENERAL CABLE RESOURCES CORPORATION
                                       GENERAL CABLE TECHNOLOGIES CORPORATION
                                       GENERAL CABLE TEXAS OPERATIONS, L.P.
                                       GK TECHNOLOGIES, INCORPORATED

                                       By: /s/ Robert J. Siverd
                                           -----------------------------------
                                           Name: Robert J. Siverd
                                           Title: Executive Vice President

                                       DIVERSIFIED CONTRACTORS, INC.
                                       GENERAL CABLE DE MEXICO DEL NORTE,
                                           S.A. DE C.V.
                                       GENERAL CABLE DE LATINOAMERICA,
                                           S.A. DE C.V.
                                       MARATHON STEEL COMPANY
                                       MARATHON MANUFACTURING HOLDINGS, INC.
                                       MLTC COMPANY

                                       By: /s/ Robert J. Siverd
                                           -----------------------------------
                                           Name: Robert J. Siverd
                                           Title: Secretary

CONFIRMED AND ACCEPTED,
as of the date first above written for
themselves and as Representatives of the other Initial Purchasers named in
Schedule A hereto.

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                      INCORPORATED

By: /s/ R.D. Faber
    -----------------------------
    Authorized Signatory

UBS SECURITIES LLC

By: /s/ Richard Beaudoin
    -----------------------------
    Authorized Signatory

By: /s/ Charles Nifong
    -----------------------------
      Authorized Signatory

                                   SCHEDULE A

                                                                                Principal
                                                                                Amount of
                   Name of Initial Purchaser                                    Securities
                   -------------------------                                    ----------
Merrill Lynch, Pierce, Fenner & Smith Incorporated......................       $142,500,000
UBS Securities LLC......................................................        142,500,000

                                                                               ------------
Total...................................................................       $285,000,000
                                                                               ============

                                    Sch A-1

                                   SCHEDULE B

                               PRICING INFORMATION

                            GENERAL CABLE CORPORATION
                       $285,000,000 Senior Notes due 2010

                  1. The initial offering price of the Notes shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

                  2. The purchase price to be paid by the Initial Purchasers for the Notes shall be 97.375% of the principal amount thereof.

                  3. The interest rate on the Notes shall be 9.5% per annum.

                  4. Optional Redemption: The Notes are redeemable, in whole or in part, at any time on or after November 15, 2007 at the Company's option at certain redemption prices as set forth in the Indenture plus accrued and unpaid interest to the redemption date.

                  5. On or before November 15, 2006, the Company may redeem up to 35% of the Notes with the net proceeds of certain equity offerings at 109.5% of the principal amount thereof, plus accrued interest, if at least 65% of the aggregate principal amount of the originally issued Notes remain outstanding.

                  6. Mandatory Offer to Purchase: Upon a change of control of the Company, the Company will be required to offer to repurchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date or repurchase.

                                    Sch B-1

                                   SCHEDULE C

                              LIST OF SUBSIDIARIES

Austral Standard Cables Pty. Ltd.
BICCGeneral do Brasil S.A.
Comercializadora de Cables Dominicana, S.A.
Condel-Fabrica de Contudores Electricos de Angola SARL
Diversified Contractors, Inc.
Dominion Wire and Cables Ltd.
Genca Corporation
General Cable (WA) Pty. Ltd.
General Cable Argentina S.A.
General Cable Australia Pty. Ltd.
General Cable Canada, Ltd.
General Cable Capital Funding, Inc.
General Cable Celcat, Energia e Telecomunicacoes SA
General Cable Company
General Cable Corporation
General Cable de Latinoamerica, S.A. de C.V.
General Cable de Mexico del Norte, S.A. de C.V.
General Cable Export Sales Corporation
General Cable Finance Co. Limited
General Cable Holdings (Spain) SRL
General Cable Holdings (UK) Limited
General Cable Holdings de Mexico, S.A de C.V.
General Cable Holdings Netherlands C.V.
General Cable Holdings New Zealand
General Cable Holdings, Inc.
General Cable Industries, Inc.
General Cable Industries, LLC
General Cable Investments, SGPS, Sociedade Unipessoal, SA
General Cable Management LLC
General Cable New Zealand Limited
General Cable Norge A/S
General Cable Overseas Holdings, Inc.
General Cable Prescot Property Limited
General Cable Projects Limited
General Cable Property Holdings Limited
General Cable Resources Corporation
General Cable Services Europe Limited
General Cable Services Limited
General Cable Technologies Corporation
General Cable Texas Operations L.P.
General Cable UK Pension Trustee Limited

                                     Sch C-1

General Cables Sistema S.A.
GK Technologies, Inc
Grupo General Cable Sistemas, S.A.
KAISER KWO KABEL Energie Gmbh
KAISER KWO KABEL Verwaltungs Gmbh
Marathon Manufacturing Holdings, Inc.
Marathon Steel Company
MLTC Company
NextGen Fiber Optics, LLC
PT BICC Berca Cables
Telmag Internacional, S.A. de C.V.

                                    Sch C-2

                                   SCHEDULE D

                                   GUARANTORS

Diversified Contractors, Inc.
Genca Corporation
General Cable Canada, Ltd.
General Cable Company
General Cable de Mexico Del Norte, S.A. de C.V.
General Cable de Latinoamerica, S.A. de C.V.
General Cable Holdings, Inc.
General Cable Industries, Inc.
General Cable Industries, LLC
General Cable Management LLC
General Cable Overseas Holdings, Inc.
General Cable Resources Corporation
General Cable Technologies Corporation
General Cable Texas Operations, L.P.
GK Technologies, Incorporated
Marathon Steel Company
Marathon Manufacturing Holdings, Inc.
MLTC Company

                                     Sch D-1

                                   SCHEDULE E

                          NON-WHOLLY OWNED SUBSIDIARIES

            Name                          Ownership %
            ----                          -----------
BICCGeneral do Brasil S.A.                     80%
Dominion Wire and Cables Ltd.                  51%
General Cable Argentina S.A.                96.25%
General Cable Norge A/S                        85%
NextGen Fiber Optics, LLC                      49%
PT BICC Berca Cables                           50%

                                     Sch E-1

                                   SCHEDULE F

                             Issuer's Local Counsel

Kuri Brena, Sanchez Ugarte, Concuera Y Aznar (Mexico)

Fennemore Craig, A Professional Corporation (Arizona)

Osler, Hoskin & Harcourt (Ontario)

Stewart McKelvey Sterling Scales (Nova Scotia)

                                     Sch F-1

                                                                       Exhibit A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(a)

1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Indenture, the Securities, the Exchange Securities, the Private Exchange Securities and the Registration Rights Agreement.

3. The authorized capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization."

4. The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company under the Delaware General Corporation Law, the Company's charter or bylaws or any agreement to which the Company is a party and to which we have knowledge.

5. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

6. The Indenture has been duly authorized, executed and delivered by the Company and each U.S. Guarantor and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

7. The Securities are in the form contemplated by the Indenture, have been duly authorized and executed by the Company and each U.S. Guarantor and, when authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and issued and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (including, without limitation, all laws re-lating to fraudulent transfers), or other similar laws relating to or affecting enforcement of creditor's rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

8. The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

9. The Exchange Securities and Private Exchange Securities, have been duly authorized by the Company and each U.S. Guarantor and, when executed by the Company and the Guarantors and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and issued and delivered in exchange for the Securities will constitute valid and binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (including, without limitation, all laws relating to fraudulent transfers), or other similar laws relating to or affecting enforcement of creditor's rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

10. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each U.S. Guarantor and (assuming the due authorization, execution and delivery by the other parties thereto) constitute valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (including, without limitation, all laws relating to fraudulent transfers), or other similar laws relating to or affecting enforcement of creditor's rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

11. Each of the other Transaction Documents has been duly authorized, executed and delivered by the Company and each U.S. Guarantor, to the extent a party thereto, and, when (assuming the due authorization, execution and delivery by the other parties thereto) constitute valid and binding agreement of the Company and the Guarantors, as applicable, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (including, without limitation, all laws relating to fraudulent transfers), or other similar laws relating to or affecting enforcement of creditor's rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

12. Except as disclosed or incorporated by reference in the Offering Memorandum, to our knowledge, there is not pending or threatened in writing any action, suit, proceeding, inquiry or investigation, to which the Company or any of its subsidiaries is a party, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would result in a Material Adverse Effect, or which would to materially and adversely affect the properties or assets thereof or the consummation of the Transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

13. The information in the Offering Memorandum under "Business -- Environmental Matters," "Business -- Legal Proceedings," "Description of New Credit Facility and New Preferred Stock," "Description of the Notes," "Exchange Offer; Registration Rights" and "Certain U.S. Federal Income Tax Considerations" in the Offering Memorandum, to the extent that it constitutes matters of law, summaries of legal matters, agreements, the Certificate of Designations, or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

14. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

15. The execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Securities and the consummation of the transactions contemplated in the Purchase Agreement and the Registration Rights Agreement and in the Offering Memorandum (including the issuance and sale of the Securities, the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds" and the exchange offer and/or filing of a shelf registration statement related to the Securities) and compliance by the Company with its obligations under the Purchase Agreement and the Registration Rights Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any provision of any agreement or instrument which is listed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2002 or any subsequent filing by the Company under the Exchange Act or of the new senior secured credit facility (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or any applicable federal, state or local law, statute, rule, or regulation which we, in our experience, believe are generally applicable to the Company and the Transactions or any judgment, order, writ or decree, known to us.

16. None of the Company, General Cable Industries, Inc. or, to our knowledge, any of the other Guarantors is required, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will be required, to register as an "investment company" under the 1940 Act.

                  Nothing has come to our attention that would lead us to believe that the Offering Memorandum or any amendment thereto (it being understood that we express no comment with respect to the financial statements, including the notes thereto, or any other financial or statistical data that is found in or derived from the internal accounting or financial records of the Company and its subsidiaries set forth or referred to in the Offering Memorandum), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, included or include an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                                                       Exhibit B

                   FORM OF OPINION OF COMPANY'S LOCAL COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

1. Each Guarantor is validly existing and in good standing under the laws of its jurisdiction of formation.

2. The Purchase Agreement has been duly authorized, executed and delivered by each of the Guarantors.

3. The Indenture has been duly authorized, executed and delivered by each of the Guarantors.

4. The Guarantees have been duly authorized, executed and delivered by each Guarantor.

5. The Guarantees of the Exchange Notes and Private Exchange Notes have been duly authorized by each Guarantor.

6. The Registration Rights Agreement has been duly authorized, executed and delivered by each Guarantor.

7. The execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated in the Purchase Agreement and the Registration Rights Agreement and in the Offering Memorandum (including the issuance and sale of the Securities, the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds" and the exchange offer and/or filing of a shelf registration statement related to the Securities) and compliance by the Guarantors with its obligations under the Purchase Agreement do not and will not result in any violation of the provisions of the charter or by-laws of the Guarantors, or any applicable [name of jurisdiction] law, statute, rule, or regulation which we, in our experience, believe are generally applicable to the Guarantors and the Transactions or any judgment, order, writ or decree, known to us.

8. To our knowledge, there are no judicial administrative or arbitration orders, awards or proceedings pending or threatened against or affecting any of the Guarantors in any court of before any governmental instrumentality or arbitration board of tribunal.

9. It is not necessary for the execution delivery, performance or enforcement by any Trustee of the rights of the Noteholders under the Transaction Documents to which each of the

         Guarantors is a party that such Trustee be licensed, qualified or otherwise entitled to carry on business in [name of jurisdiction].(1)

10. No taxes or other charges are payable in or to any political subdivision therein on account of the execution and delivery of the Transaction Documents or the creation of any of the indebtedness evidenced by any of the Transaction Documents.(1)

11. A court in [name of jurisdiction] applying the choice of law principles of [name of jurisdiction] will give effect to the provisions in the Transaction Documents which select the laws of the State of New York as the governing law thereof and will apply such laws, rather than the laws of the any other jurisdiction, to the enforceability, construction and application thereof.(1)

----------------------------
(1)      For opinion of non-U.S. counsel only.

                                                                       Exhibit C

                       FORM OF OPINION OF GENERAL COUNSEL
                   OF THE COMPANY TO BE DELIVERED PURSUANT TO
                                  SECTION 5(c)

1. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

2. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

3. Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to my knowledge, is owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

4. The Company has been duly incorporated. To my knowledge, there is not pending or threatened in writing any action, suit, proceeding, inquiry or investigation, to which the Company or any of its subsidiaries is a party, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the Transactions contem-plated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

5. All descriptions in the Offering Memorandum of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Offering Memorandum.

6. The execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Securities and the consummation of the transactions contemplated in the Purchase Agreement and the Registration Rights Agreement and in the Offering Memorandum (including the issuance and sale of the Securities, the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use Of Proceeds" and the exchange offer and/or filing of a shelf registration statement related to the Securities) and compliance by the Company with its obligations under the Purchase Agreement and the Registration Rights Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any provision of any contract, license, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, material supply or distribution agreement or any other agreement or instrument, known to me, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that could not reasonably be expected to have a Material Adverse Effect).

                  Nothing has come to such counsel's attention that would lead such counsel to believe that the Offering Memorandum or any amendment thereto (it being understood that I express no comment with respect to the financial statements, including the notes thereto, or any other financial or statistical data that is found in or derived from the internal accounting or financial records of the Company and its subsidiaries set forth or referred to in the Offering Memorandum), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, included or include an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                      B-2